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EXHIBIT 23.B

Independent Auditors' Consent

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-103304 of PSI Energy, Inc. on Form S-3 of our report dated February 12, 2003, insofar as it expressed an opinion on the separate financial statements of PSI Energy, Inc., appearing in the Annual Report on Form 10-K of PSI Energy, Inc. for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

DELOITTE & TOUCHE LLP

Cincinnati, Ohio
February 26, 2003

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  EXHIBIT 23.B